GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

  Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


----------------------------------------------------       ----------------------------------------------------------------------
                               Give the                                                  Give the EMPLOYER
For this type of account:      SOCIAL SECURITY             For this type of account:     IDENTIFICATION
                               number of--                                               number of--
----------------------------------------------------       ----------------------------------------------------------------------
1. An individual's account     The individual              9. A valid trust, estate,     The legal entity (do not furnish the
                                                              or pension trust           identifying number of the personal
 2. Two or more individuals    The actual owner of the                                   representative or trustee unless the
    (joint account)            account or, if combined                                   legal entity itself is not designated in
                               funds, any one of the                                     the account title)(5)
                               individuals(1)
                                                           10. Corporate account         The corporation
 3. Husband and wife (joint    The actual owner of the
    account)                   account or, if joint        11. Religious, charitable,    The organization
                               funds, either person(1)         or education
                                                               organization account
 4. Custodian account of a     The minor(2)
    minor (Uniform Gift to                                 12. Partnership account       The partnership
    Minors Act)                                                held in the name of
                                                               the business
 5. Adult and minor (joint     The Adult or, if the
    account)                   minor is the only           13. Association, club,        The organization
                               contributor, the                or other tax-exempt
                               minor(1)                        organization

 6. Account in the name of     The ward, minor, or         14. A broker or               The broker or nominee
    guardian or committee      incompetent person(3)           registered nominee
    for a designated ward,
    minor, or incompetent                                  15. Account with the          The public entity
    person                                                     Department of
                                                               Agriculture in the
 7. a. The usual revocable     The grantor-trustee(1)          name of a public
       savings trust account                                   entity (such as a
       (grantor is also                                        State or local
       trustee)                                                government, school
    b. So-called trust         The actual owner(1)             district, or prison)
       account that is not a                                   that receives
       legal or valid trust                                    agricultural
       under State law                                         program payments

 8. Sole proprietorship        The owner(4)
    account
-----------------------------------------------------      ----------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. (2) Circle the minor's name and furnish the minor's social security number. (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

Obtaining a Number

      If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

       Payees specifically exempted from backup withholding on ALL payments include the following:

       - A corporation.
       - A financial institution.
       - An organization exempt from tax under section 501(a), or an individual retirement plan.
       - The United States or any agency or instrumentality thereof.
       - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
       - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
       - An  international  organization  or  any   agency,  or  instrumentality
         thereof.
       - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
       - A real estate investment trust.
       - A common trust fund operated by a bank under section 584(a).
       - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
       - An entity registered at all times under the Investment Company Act of 1940.
       - A foreign central bank of issue.

       Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

       - Payments to  nonresident aliens subject  to  withholding  under section
         1441.
       - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
       - Payments of patronage dividends where the amount received is not paid in money.
       - Payments made by certain foreign organizations.
       - Payments made to a nominee.

      Payments of interest not generally subject to backup withholding include the following:

       - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
       - Payments of tax-exempt interest (including exempt interest dividends under section 852).
       - Payments described  in section 6049(b)(5) to nonresident aliens.
       - Payments on tax-free covenant bonds under section 1451.
       - Payments made by certain foreign organizations.
       - Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
2) Civil Penalty for False Information with Respect to Withholding--If you make false statement with no reasonable basis, which results in no imposition of backup withholding, you are subject to a penalty of $500.
3) Criminal Penalty for Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.